UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 18, 2010

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390 th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Heron Lake BioEnergy, LLC held its Annual Meeting of Members on March 18, 2010.  Of the 27,069,025 Class A units outstanding and entitled to vote at the meeting as of the record date of February 8, 2010, 16,686,983 units were present, either in person or by proxy.  Of these, 10,784,483 were eligible to vote for Proposal 1, described below.

The following describes the matters considered by members at the Annual Meeting, as well as the results of the votes cast at the Annual Meeting.

Proposal 1: To elect two (2) directors to hold office for a term of three years or until their respective successors have been elected and shall qualify.

Nominee	For	Withheld
Michael S. Kunerth	9,592,108	1,192,375
Milton J. McKeown	9,577,358	1,207,125

Therefore, each of Messrs. Kunerth and McKeown was elected at the Annual Meeting for a term of three years or until their respective successors have been elected and qualify.

The terms of Messrs. Ferguson, Woestehoff, Helgemoe, Schmitz, Wolf, Bach, Reinhart and Sederstrom continued following the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:   March 23, 2010